NEITHER  THIS  WARRANT  NOR THE SHARES OF COMMON  STOCK  ISSUABLE  UPON
EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND THIS WARRANT CANNOT BE EXERCISED, SOLD OR TRANSFERRED, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT CANNOT BE SOLD OR TRANSFERRED, UNLESS AND UNTIL THEY ARE SO REGISTERED OR UNLESS AN EXEMPTION IS THEN AVAILABLE.



                                                     Warrant to Subscribe
Warrant Certificate No.                               for 125,000 Shares



                      EASTERN ENVIRONMENTAL SERVICES, INC.


                                    Warrant


                         To Subscribe for and Purchase
                                Common Stock of
                      EASTERN ENVIRONMENTAL SERVICES, INC.


                  THIS CERTIFIES that, for value received, BETTE NAGELBERG or its registered assigns ("Holder"), is entitled to subscribe for and purchase from EASTERN ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Company"), at an exercise price per share of One Dollar fifty cents ($1.50) (initially and as adjusted, if at all, pursuant to the terms and conditions of this Warrant, the "Exercise Price"), One Hundred Twenty Five Thousand (125,000) fully paid and nonassessable shares of Company's common stock, par value $.01 per share (the "Common Stock"). This Warrant may be exercised, in whole or in part, by Holder at any time prior to and including 5:00 p.m. Eastern time on the third (3rd) anniversary of the date hereof.

                  This Warrant is subject to the following provisions, terms and conditions:

                  1. Exercise; Payment. The rights represented by this Warrant may be exercised by Holder, in whole or in part, by the surrender of this Warrant at the principal office of Company properly endorsed and accompanied by payment to Company of the Exercise Price for that number of shares of Common Stock sought to be purchased (the "Exercised Shares"), in the manner provided below. Company agrees that (a) shares purchased upon exercise of this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as provided herein, and (b) certificates for the shares of stock so purchased shall be delivered to Holder as promptly as reasonably practicable following any exercise of this Warrant, and unless this Warrant shall have been exercised in full, or shall have expired, a new Warrant representing the number of shares with respect to which this Warrant shall not yet have been exercised, shall also be delivered to Holder.

                  Holder may pay the Exercise Price for any Exercised Shares in one or a combination of the following methods:

                  (a) By delivering cash, check, money order or wire transfer of funds to the Company in the amount of the Exercise
Price of the Exercised Shares; or

                  (b) By surrendering to the Company shares of Common Stock having a Fair Market Value (as measured on the date of exercise of the Exercised Shares) equal to the Exercise Price of the Exercised Shares; or

                  (c) By instructing the Company to reduce the number of Warrant Shares eligible to be purchased pursuant to this Warrant by that number (rounded up, if a fractional number, to the nearest whole number) of Warrant Shares (herein referred to as the "Cancelled Warrant Shares") having a Net Value (as defined below) equal to the Exercise Price of the Exercised Shares. For purposes hereof, the term "Net Value" shall mean the excess of the Fair Market Value (as measured on the date of exercise of the Exercised Shares) over the Exercise
Price. In the event the Net Value of the Cancelled Warrant Shares exceeds the Exercise Price of the Exercised Shares by reason of the Net Value of a fractional share, the Company shall pay the Holder such excess amount in cash.

                  2. Shares to be Fully Paid; Reservation. Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and payment therefor in accordance with Section 1 above, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Exercise Price per share of Common Stock issuable pursuant to this Warrant. Company further covenants and agrees that when the rights represented by this Warrant may be exercised, Company will at all times thereafter have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

                  3.       Protection Against Dilution.

                         (a)      In the event at any time or from time to time,
all holders of Common Stock (or any other shares of stock or other securities at that time receivable upon exercise of this Warrant) shall have received, other or additional or less stock or other securities or property (other than cash) without payment therefor (whether through a dividend in stock or any class of stock of Company or any other corporation, or through stock split, spinoff, split-off, reclassification, combination of shares or otherwise) (a "Distribution"), then, and in each such case, Holder upon the exercise of this Warrant and payment of the Exercise Price provided above, shall be entitled to receive, in addition to the shares called for under this Warrant, the shares or other securities or property to which Holder would have been entitled in the Distribution if Holder had exercised this Warrant immediately prior thereto. In case of the partial exercise of this Warrant under such circumstances, the balance of the number of shares of stock or other securities which would have been receivable upon the full exercise of this Warrant, and the Exercise Price payable therefor computed as provided above, shall be proportionately adjusted.

                           (b)      In case of any reorganization of Company, or
any other corporation the stock or securities of which are at the time deliverable on the exercise of this Warrant, or in case Company or such other corporation shall consolidate with or merge into another corporation, or convey all or substantially all of its assets to another corporation, or liquidate, Holder, upon the exercise hereof and upon the payment of the Exercise Price provided above, shall be entitled to receive, in lieu of the shares called for under this Warrant, the stock or other securities or property to which Holder would have been entitled upon the consummation of such reorganization, consolidation, merger, conveyance or liquidation if Holder had purchased the shares called for hereby immediately prior thereto; and in such case, the provisions of this Warrant shall be applicable to the shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant. In the case of the partial exercise of this Warrant under such circumstances, the balance of the number of shares of stock or other securities or property which would have been receivable upon the full exercise of this Warrant, and the Exercise Price payable therefor, shall be proportionately adjusted.

                  4. Registration Rights. Holder shall be entitled to registration rights with respect to the shares purchasable pursuant to this Warrant on the terms more fully set forth in the Subscription Agreement between the Company and the initial Holder of this Warrant pursuant to which such initial Holder purchased this Warrant from the Company.

                  5. No Rights as Shareholder. Until the valid exercise of this Warrant, the holder hereof shall not be entitled to any voting right or other rights as a shareholder of Company with respect to this Warrant.

                  6. Transfer of Warrants. Subject to Section 8 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, at the office or agency of Company referred to in Section 1 by the Holder in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of Company, any notice to the contrary notwithstanding; but until such transfer on such books, Company may treat the registered holder hereof as the owner for all purposes.

                  7. Fractional Interests. Company shall not be required to issue fractional shares of Common Stock upon the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this
Section 7, be issuable upon the exercise of this Warrant (or specified portion thereof), Company shall pay an amount in cash equal to the Fair Market Value (as defined below) of such fraction of a Common Share on the business day prior to the date of such exercise. As used in this Agreement, the "Fair Market Value" of the Common Stock shall be the closing price of the Common Stock on the date of determination on the principal stock market or quotation system on which the Common Stock is then traded; provided, however, if the Common Stock is not, as of the date of determination of the Fair Market Value, traded on a recognized public trading market or quoted on a recognized quotation system, then the Fair Market Value shall be determined by Company on the basis of such valuation as it considers appropriate.

                  8. Compliance With Securities Laws. By acquiring this Warrant from Company on the date hereof, the Holder hereby agrees, acknowledges, covenants, represents and warrants as follows:

                           (a)      This Warrant and the shares of Common Stock
issuable upon exercise hereof have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified or registered under any state securities laws which may be applicable. Holder understands that this Warrant and such shares of Common Stock have been and will be issued and sold hereunder in transactions exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws and Holder acknowledges that reliance on and the availability of said exemptions is predicated in part on the accuracy of Holder's representations and warranties herein.

                           (b)      Holder represents and warrants that it is
acquiring this Warrant for his own account, for purposes of investment, and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act and the rules and regulations promulgated thereunder. Holder represents, warrants and agrees that it will not sell, exercise, transfer or otherwise dispose of this Warrant (or any interest therein) or any of the Common Stock purchasable upon exercise hereof, except pursuant to (i) an effective registration statement under the Securities Act and applicable state securities laws or (ii) an opinion of counsel, satisfactory to Company, that an exemption from registration under the Securities Act and such laws is available. Holder further acknowledges and agrees that Company is not required legally or contractually, so to register or qualify the Warrant or such Common Stock or to take any action to make such an exemption available, except as set forth in the Subscription Agreement of event date herewith between the Company and Ronald I. Heller. Holder understands that Company will be relying upon the truth and accuracy of the representations and warranties contained in this Section 8 in issuing this Warrant and such Common Stock without first registering the issuance thereof under the Securities Act or qualifying or registering the issuance thereof under any state securities laws that may be applicable.

                         (c)      Holder acknowledges that (i) there is not now,
and there will not be in the future, any public market for the Warrant, (ii) although there currently is a public trading market for the Common Stock, there can be no assurance that any such market will be sustained, and (iii) there can be no assurance that Holder will be able to liquidate his investment in Company. Holder represents and warrants that it is familiar with and understands the terms and conditions of Rule 144 promulgated under the Securities Act.

                         (d)      Holder represents and warrants to Company that
(i) it has such knowledge and experience in financial and business matters as is necessary to enable it to evaluate the merits and risks of any investments in Company and is not utilizing any other person to be a purchaser representative in connection with evaluation of such merits and risks; and (ii) it has no need for liquidity in an investment in Company and is able to bear the risk of that investment for an indefinite period and to afford a complete loss thereof.

                         (e)      Holder represents and warrants that it has had
access to, and has been furnished with, all of the information it has requested from Company and has had an opportunity to review the books and records of Company and to discuss with management and members of the board of directors of Company the business and financial affairs of Company.

                        (f) Holder agrees that at the time of each exercise of this Warrant, unless the issuance of shares of Common Stock issuable thereupon is pursuant to an effective registration statement under the Securities Act, Holder will provide Company with a letter embodying the representations and warranties set forth in subsections (b) through (e), in form and substance satisfactory to Company, and agrees that the certificate(s) representing any shares issued to it upon any exercise of this Warrant may bear such restrictive legend as Company may deem necessary to reflect the restricted status of such shares under the Securities Act unless Company shall have received from Holder an opinion of counsel to Holder, reasonably satisfactory in form and substance to Company, that such restrictive legend is not required. If such legend is placed on such certificate(s), before consenting to the removal of such legend and the transfer of such shares, unless the request to remove such legend is made in connection with a sale or transfer of the shares represented by such certificate in a transaction registered under Section 5 of the Securities Act, Company may insist upon the delivery to it of an opinion from counsel to Holder, reasonably satisfactory in form and substance to Company, that the contemplated transfer does not constitute a violation of the Securities Act.

                  9. Notice. (a) Any notice, request or other communication provided for under this Warrant shall be given in writing, delivered by hand, by overnight United States Mail, return receipt requested, postage prepaid, or through a reputable courier service (such as Federal Express) and shall be addressed to Company or to the Holder at the address shown below, unless notice of a change in address is furnished in accordance with this paragraph:

                  If to Company:

                           Eastern Environmental Services, Inc.
                           RR #4, Box 4452
                           Drums, PA 18222
                           Attn:            Chief Financial Officer

                  If to Holder:

                           Bette Nagelberg
                           789 Ontario Court
                           Franklin Lakes, NJ  07417


                           (b)  The Company shall be required to the give
notice described in this Section 9 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed,

                           (c)  The Company shall, promptly after an event
requiring a change in the Exercise Price pursuant to Section 3 hereof, send notice to the Holders of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

                  10. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant is being delivered and is intended to be performed in the Commonwealth of Pennsylvania and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of such state.

                  11. Mutilated or Missing Warrant Certificates. In case this Warrant certificate shall be mutilated, lost, stolen or destroyed, the
Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, a new certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such certificate and indemnity or bond, if requested, also reasonably satisfactory to the Company. An applicant for such substitute certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

                  12. Successors. All the covenants and provisions hereof by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder, except as otherwise provided herein.

                  IN WITNESS WHEREOF, Eastern Environmental Services, Inc. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, this 25th day of August, 1995.

                                            EASTERN ENVIRONMENTAL SERVICES, INC.


                                            By: ________________________________
                                                    William C. Skuba
                                            Title:  Chairman, Chief Executive
                                                      Officer and President

                              ELECTION TO PURCHASE

 The undersigned Holder hereby irrevocably elects to exercise the within Warrant to purchase (_________)* Shares of Common Stock issuable upon exercise thereof to and requests that certificates for such Shares be issued in its/her/its name and delivered to him/her/it at the following address: ______________________________________________________________________.

                                                         ______________
Date:_______________
_____________
                ________________________________________________
                                 Signature(s)**





___________
     *If the Warrant is to be exercised or transferred in its entirety, insert the word "All" before "Shares"; otherwise insert the number of shares then purchasable on the exercise thereof as to which transferred or exercised. If such Warrants shall not be transferred or exercised to purchase all shares purchasable upon exercise thereof, that a new Warrant to purchase the balance of such shares be issued in the name of, and delivered to, the Holder at the address stated below.

     **Signature(s) must conform exactly to the name(s) of the Holder as set forth on the first page of this Warrant.
                                                      -9-

                                   ASSIGNMENT




 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the within Warrant to the extent of (_______)* Shares purchasable upon exercise thereof to ______________________________________________
 , whose address is ____________________________________________________
 and hereby irrevocably constitute and appoint his/her/its Attorney to transfer said Warrant on the book of the Company, with full power of substitution.

Date:___________________



                                        ______________________________________
                                         Signature(s)**


 *If the Warrant is to be exercised or transferred in its entirety, insert
 the word "All" before   "Shares"; otherwise insert the number of shares then
 purchasable on the exercise thereof as to which transferred or exercised. If such Warrants shall not be transferred or exercised to purchase all shares purchasable upon exercise thereof, that a new Warrant to purchase the balance of such shares be issued in the name of, and delivered to, the Holder at the address stated below.

 **Signature(s) must conform exactly to the name(s) of the Holder as set forth on the first page of this Warrant.